Exhibit 99.1
For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Ms. Elsa Sung, CFO	Ms. Lei Huang, Account Manager
Phone: (954) 903-9378 ex 2	Phone: (646) 833-3417
E-mail:elsasung@jiangbo.com	E-mail: lei.huang@ccgir.com
http:// www.jiangbopharma.com	http://www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: (646) 213-1915
E-mail: crocker.coulson@ccgir.com

Jiangbo Pharmaceuticals Reports Results for
Third Quarter of Fiscal Year 2010

Laiyang, China, May 17, 2010 – Jiangbo Pharmaceuticals, Inc. (OTC Bulletin Board: JGBO) (“Jiangbo” or the “Company”), a pharmaceutical company with its principal operations in the People's Republic of China, today announced financial results for the third quarter fiscal year 2010 ended March 31, 2010.

Third Quarter Highlights

•	Revenue was $25.6 million, a slight decrease of 0.6% year-over-year
•	Gross profit was $18.6 million, as compared to $18.9 million, and gross margin was 72.7%, as compared to 73.4% in the year ago quarter
•	Operating income rose 3.1% to $13.7 million
•	GAAP net income was $15.2 million, or $1.33 per basic share, compared $8.9 million or $0.86 per basic share a year ago
•
Excluding loss from discontinued operation, non-cash gain or loss related to the change in fair value of derivative liabilities, unrealized gain or loss on trading securities, and amortization expenses for debt discount and financing cost, non-GAAP adjusted net income was $7.7 million, or $0.50 per diluted share, as compared to non-GAAP adjusted net income of $10.1 million, or $0.68 per diluted share.

“Our third quarter operating income returned to growth as a result of strengthened sales effort and improved operational efficiency stemming from our continued cost control efforts,” said Jiangbo’s Chairman and CEO, Mr. Wubo Cao. “Sales of several of our key products, including Clarithromycin sustained-release and Radix Isatidis, experienced strong year-over-year growth and reflected the recent reinforcement of our sales effort and distribution channels. We continue to evaluate strategic opportunities to cost-effectively market our key products to deliver organic revenue growth in future quarters.”

Third Quarter Fiscal Year 2010 Results

Total revenue for the three months ended March 31, 2010 was $25.6 million, compared to $25.7 million for the three months ended March 31, 2009. Sales volume for Clarithromycin sustained-released tablets grew 23.0% year-over-year as a result of the Company’s reinforced sales efforts and tighter management of its distribution channels. Similarly, sales volume for Radix Isatidis dispersible tablets rose 44.7% over the prior year quarter. Strong sales growth of these two products was offset by a decline in sales volume for Itopride Hydrochloride granules and Baobaole chewable tablets, which were down 10.8% and 35.9%, respectively. Itopride and Baobaole continued to experience competition from similar products, including some that are included in the National Basic Medical Insurance Catalog. As the sales growth of OTC drugs, such as Baobaole chewable tablets and Radix Isatidis dispersible tablets, require continued support through advertising and promotion, management is evaluating the appropriate investment in TV advertising to drive the sales.

Gross profit in the third quarter was $18.6 million, as compared to $18.6 million in the prior year period. Gross margin decreased to 72.7% from 73.4%, primarily due to changes in the sales of product mix.

Selling, general and administrative expenses were $3.8 million for the three months ended March 31, 2010, down 15.1% from $4.5 million in the prior year period and primarily reflected the Company’s more effective cost control efforts. Year-over-year spending reduction stemmed primarily from lower advertising, marketing and promotion, as well as salaries, wages and related benefits.

Research and development expenses totaled $1.1 million, consistent with those in the prior year period. The Company is obligated to make monthly payment to the designated university/institute to support two cooperative research and development agreements which were signed in fiscal 2008.

Income from operations rose 3.1% to $13.7 million from $13.3 million, primarily reflecting lower year-over-year operating expenses.

Other income was $5.0 million, as compared to other expenses of $1.1 million for the three months ended March 31, 2009. The increase was mainly due to an $11.6 million non-cash gain related to the change in the fair value of derivative liabilities, partly offset by $6.6 million interest expenses and non-cash amortization expense related to debt discount and debt issuance costs related to the convertible debentures, as compared to $1.2 million in the third quarter of 2009.

GAAP net income for the three months ended March 31, 2010 was $15.2 million, as compared to $8.9 millio n in the year ago quarter. Basic earnings per share (EPS) were $1.33, compared with $0.86 a year ago. Diluted EPS assumes the conversion of the Company’s convertible notes and is calculated by adding interest expenses to and deducting the unamortized loan issuance costs and debt discount from net income. As a result, the Company recorded earnings of $0.02 per diluted share, as compared to a loss of $1.49 per diluted share in the same quarter last year.

Excluding loss from discontinued operation, non-cash gain or loss related to the change in fair value of derivative liabilities, unrealized gain or loss on trading securities, and amortization expenses for debt discount and financing cost, non-GAAP adjusted net income was $7.7 million, or $0.50 per diluted share, as compared to non-GAAP adjusted net income of $10.0 million, or $0.68 per diluted share a year ago.

Nine Month Results

Total revenue for the nine month period ended March 31, 2010 was $68.1 million, down 21.0% from $86.2 million for the nine month period ended March 31, 2009. The decrease was primarily due to a 26% average per unit sales price reduction year-over-year for Clarithromycin sustained-released tablets, Itopride Hydrochloride granules and Baobaole chewable tables during the first six months of fiscal year 2010, following restructuring of the Company’s sales network in January 2009.

Gross profit totaled $50.2 million, down 24.4% from $66.5 million in the prior year period, representing a gross profit margin of 73.7%. Operating income was $33.5 million, a 4.6% increase year-over-year from $32.1 million last year.

GAAP net income was $22.7 million, or $2.07 basic EPS, as compared to $17.4 million, or $1.75 basic EPS in the corresponding period in 2009. Diluted EPS was $0.57 per share, as compared to a loss of $0.86 per share in the year ago period.

Excluding loss discontinued operation, non-cash gain or loss related to the change in fair value of derivative liabilities, unrealized gain or loss on trading securities, and amortization expenses for debt discount and financing costs, non-GAAP adjusted net income was $21.2 million, or $1.39 per fully diluted share for the nine months ended March 31, 2010, compared to non-GAAP adjusted net income of $23.5 million, or $1.64 per fully diluted share, for the nine months ended March 31, 2009.

Financial Condition

As of March 31, 2010, the Company had $96.5 million in cash and an additional $11.5 million in restricted cash, as compared to $104.4 million and $7.3 million, respectively, at the end of fiscal 2009. The decrease was mainly due to the late 2009 purchase of land use rights for a large parcel of land near Laiyang Jiangbo Pharmaceuticals for $17 million for future factory expansion. Working capital was $77.7 million at March 31, 2010 and $99.8 million at June 30, 2009.

Shareholder’s equity was $124.2 million, as compared to $126.1 million at the end of fiscal 2009.  The decrease in shareholder’s equity was the result of the reclassification of the Company’s derivative instruments from equity to liability.  The Company generated $8.5 million in cash flows from operating activities in the first nine months of fiscal 2010.

The Company has continued a dialogue with holders of its November 2007 Notes and May 2008 Notes to find a mutually agreeable resolution regarding the delinquent interest payments. Jiangbo became delinquent on the payment of the interests due on the November 2007 Notes and May 2008 Notes due to continued delays in its ability to transfer cash out of the People’s Republic of China (PRC). Pursuant to a certain Letter Agreement dated February 15, 2010 with holders of the November 2007 Notes and May 2008 Notes, the holders of such Notes had agreed to waive the outstanding default under the Notes as a result of the Company’s failure to make timely interest payments on the Notes provided that the Company made the delinquent interest payments by February 25, 2010, and to date, remains unable to make these payments. Currently, $4.0 million aggregate principal amount of the November 2007 Notes and $22.9 million aggregate principal amount of the May 2008 Notes remains outstanding.

Guidance and Corporate Update

“We recognize the need to expand our commercial product portfolio and build a strong R&D pipeline to create sustainable long-term growth,” added Mr. Cao. “As we continue to evaluate the best deployment of our cash for strategic product acquisition and licensing deals, we expect to continue improving our operational efficiency and to strengthen our operational management team to accelerate that effort.”

The Company is maintaining its fiscal 2010 revenue guidance of $96 million to $98 million and operating income guidance of $42 million to $44 million.  Management expects to continue to deploy its policy of engaging in cost-effective marketing of select key drugs and improving operational efficiency in the fourth quarter of fiscal 2010.

Renovation at the Hongrui’s factory is continuing and is now expected to finish by early July 2010. The Company has increased the scope of this project to include additional repairs and upgrades to ensure the production facilities will, similar to the existing Jiangbo facility, conform to GMP standards.

With $96.5 million in cash, Jiangbo continues to actively evaluate opportunities to in-license or acquire new branded drugs with sustainable long-term growth potential.

Conference Call

Jiangbo Pharmaceuticals, Inc. management will host a conference call on Monday, May 17, 2010 at 7:00 a.m. Eastern Time to discuss financial results for the third quarter ended March 31, 2010. The conference call will include Mr. Wubo Cao, Chairman and CEO, and Ms. Elsa Sung, CFO, of Jiangbo. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 762-9219. International callers should dial +1 (706) 758 - 5465. The Conference ID for this call is 74532345.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Monday, May 17, 2010 at 9:00 a.m. Eastern Time. To access the replay, dial (800) 642-1687, international callers dial (706) 645-9291. Conference ID is 74532345.

Use of Non-GAAP Adjusted Financial Information

This press release includes certain financial information, non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, which are not presented in accordance with GAAP. Non-GAAP adjusted net income was derived by taking net income and adjusting it with non-cash gains or losses related to the change in fair value from derivative liabilities and the amortization of debt discount and debt issuance costs related to convertible debentures. The Company's management believes that these non-GAAP adjusted measures provide investors with a better understanding of the Company's historical results from its core business operations. To supplement the Company's condensed consolidated financial statements presented on a non-GAAP adjusted basis, the Company has provided non-GAAP adjusted financial information, which is non-GAAP adjusted net income and non-GAAP adjusted earnings per share, excluding the impact of these items in this press release. The non-GAAP adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP adjusted financial information provided by the Company may also differ from non-GAAP adjusted information provided by other companies. A table at the end of this press release provides a reconciliation of the non-GAAP adjusted financial information to the nearest GAAP measure.

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong province. Jiangbo is a major pharmaceutical company in China producing both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. http://www.jiangbopharma.com

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs, improve operational efficiency, in-license or acquire new drugs, make required interest payment and NASDAQ listing. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

– Financial Statements Follow –

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2010	2009
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$96,464,482	$104,366,117
Restricted cash	11,523,285	7,325,000
Investments	26,362	879,228
Accounts receivable, net of allowance for doubtful accounts of $1,141,756 and $694,370as of March 31, 2010 and June 30, 2009, respectively	27,619,639	19,222,707
Inventories	3,368,308	3,277,194
Other receivables	12,523	167,012
Other receivable - related parties	242,055	-
Advances to suppliers	510,288	236,496
Financing costs - current	565,684	680,303
Total current assets	140,332,626	136,154,057

PLANT AND EQUIPMENT, net	13,437,640	13,957,397

OTHER ASSETS:
Restricted investments	161,471	1,033,463
Financing costs, net of current	-	556,365
Intangible assets, net	32,852,205	17,041,181
Total other assets	33,013,676	18,631,009

Total assets	$186,783,942	$168,742,463

LIABILITIES AND SHAREHOLDERS' EQUITY CURRENT LIABILITIES:
Accounts payable	$2,227,240	$6,146,497
Short term bank loan	2,200,500	2,197,500
Notes payable	11,523,285	7,325,000
Other payables	2,880,338	2,152,063
Refundable security deposits due to distributors	3,080,700	4,102,000
Other payables - related parties	951,461	238,956
Accrued liabilities	4,045,510	1,356,898
Liabilities assumed from reorganization	536,614	1,565,036
Taxes payable	4,952,356	11,248,226
Derivative liabilities	20,074,873	-
Convertible debt, net of discout $ 17,083,153 as of March, 31, 2010	10,146,847	-
Total current liabilities	62,619,724	36,332,176

CONVERTIBLE DEBT, net of discount $28,493,089 as of June 30, 2009	-	6,346,911

Total liabilities	62,619,724	42,679,087

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Convertible preferred stock Series A ($0.001 par value; o shares isseud and outsanding as of March 31, 2010 and June 30, 2009)	-	-
Common stock ($0.001 par value, 22,500,000 and 15,000,000 shares authorized, 11,474,802 and 10,435,099 shares issued and outstanding as of March 31, 2010 and June 30, 2009 , respectively)	11,475	10,435
Paid-in-capital	28,488,749	48,397,794
Captial contribution receivable	(11,000)	(11,000)
Retained earnings	85,611,586	67,888,667
Statutory reserves	3,253,878	3,253,878
Accumulated other comprehensive income	6,809,530	6,523,602
Total shareholders' equity	124,164,218	126,063,376
Total liabilities and shareholders' equity	$186,783,942	$168,742,463

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
REVENUES:
Sales	$25,571,389	$25,725,837	$68,135,385	$85,991,330
Sales - related parties	-		-	243,943
Total revenues	25,571,389	25,725,837	68,135,385	86,235,273

COST OF SALES
Cost of sales	6,974,455	6,853,810	17,901,903	19,705,020
Cost of sales - related parties	-	-	-	54,500
Total cost of sales	6,974,455	6,853,810	17,901,903	19,759,520

GROSS PROFIT	18,596,934	18,872,027	50,233,482	66,475,753

RESEARCH AND DEVELOPMENT EXPENSE	1,093,440	1,098,675	3,299,400	3,295,125

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,799,136	4,477,356	13,400,155	31,111,752

INCOME FROM OPERATIONS	13,704,358	13,295,996	33,533,927	32,068,876

OTHER (INCOME) EXPENSE:
Change in fair value of derivative liabilities	(11,624,079)	-	(13,490,071)	-
Other income - related parties	(80,652)	(76,552)	(241,956)	(313,276)
Non-operating (income) expense	5,790	(131,104)	220,061	1,062,488
Interest expense, net	6,643,163	1,241,843	15,562,981	4,143,968
Loss from discontinued operations	36,000	103,008	200,769	1,693,830
Total other income (expense), net	(5,019,778)	1,137,195	2,251,784	6,587,010

INCOME BEFORE PROVISION FOR INCOME TAXES	18,724,136	12,158,801	31,282,143	25,481,866

PROVISION FOR INCOME TAXES	3,539,870	3,302,953	8,618,061	8,093,320

NET INCOME	15,184,266	8,855,848	22,664,082	17,388,546

OTHER COMPREHENSIVE INCOME:
Unrealized holding gain (loss)	32,164	(200,025)	88,535	(2,147,642)
Foreign currency translation adjustment	509	(201,173)	197,393	378,284

COMPREHENSIVE INCOME	$15,184,775	$8,454,650	$22,950,010	$15,619,188

BASIC WEIGHTED AVERAGE NUMBER OF SHARES	11,419,991	10,277,762	10,965,346	9,937,189

BASIC EARNINGS PER SHARE	$1.33	$0.86	$2.07	$1.75

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	15,235,811	14,632,762	15,234,156	14,305,589

DILUTED EARNINGS PER SHARE	$0.02	$(1.49)	$0.57	$(0.86)

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock						Accumulated
	Par Vaule $0.001			Capital	Retained Earnings		other
	Number		Paid-in	contribution	Statutory	Unrestricted	comprehensive
	of shares	Amount	capital	receivable	reserves	earnings	income	Totals

BALANCE, June 30, 2008	9,767,844	$9,770	$45,554,513	$(11,000)	$3,253,878	$39,008,403	$7,700,905	$95,516,469

Shares issued for adjustments for 1:40 reverse split	1,104	-						-
Cancellation of common stock for settlement @ $8 per share	(2,500)	(2)	(19,998)					(20,000)
Common stock issued for service @ $8 per share	2,500	2	19,998					20,000
Common stock issued for service @ $9 per share	2,500	2	22,498					22,500
Common stock issued to Hongrui @ $4.035 per share	643,651	643	2,596,488					2,597,131
Conversion of convertible debt to stock	20,000	20	159,980					160,000
Stock based compensation			64,315					64,315
Net income						28,880,264		28,880,264
Adjustment to statutory reserve								-
Change in fair value on restricted marketable equity securities							(1,514,230)	(1,514,230)
Foreign currency translation gain							336,927	336,927

BALANCE, June 30, 2009	10,435,099	$10,435	$48,397,794	$(11,000)	$3,253,878	$67,888,667	$6,523,602	$126,063,376

Cumulative effect of reclassification of warrants			(34,971,570)			(4,941,163)		(39,912,733)
								-
BALANCE, July 1, 2009 as adjusted	10,435,099	10,435	13,426,224	(11,000)	3,253,878	62,947,504	6,523,602	86,150,643
								-
Common stock issued for payment for other payable-related party @ $8.75 per share	2,286	2	19,998					20,000
Common stock issued for services @ $8.75 per share	1,143	1	9,999					10,000
Common stock issued for services @ $9.91 per share	1,009	1	9,999					10,000
Common stock issued for interest payment @ $8 per share	84,015	85	990,968					991,053
Conversion of convertible debt to stock	951,250	951	7,609,049					7,610,000
Reclassification of derivative liabilites to APIC due to conversion of convertible debt			6,287,408					6,287,408
Stock based compensation			135,104					135,104
Net income						22,664,082		22,664,082
Change in fair value on restricted marketable equity securities							88,535	88,535
Foreign currency translation gain							197,393	197,393
BALANCE, March 31, 2010 (Unaudited)	11,474,802	$11,475	$28,488,749	$(11,000)	$3,253,878	$85,611,586	$6,809,530	$124,164,218

JIANGBO PHARMACEUTICALS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS GENESIS PHARMACEUTICAL ENTERPRISES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,664,082	$17,388,546
Loss from discontinued operations	200,769	1,693,830
Income from continuing operations	22,864,851	19,082,376
Adjustments to reconcile net income to net cash, net of acquisition, provided by operating activities:
Depreciation	615,565	464,094
Amortization of intangible assets	1,194,331	371,925
Amortization of deferred debt issuance costs	670,984	510,227
Amortization of debt discount	11,409,936	2,679,526
Loss from issuance of shares in lieu of cash interest payment	318,936	-
Interest expense payment of shares in lieu of cash	4,457	-
Bad debt expense	446,257	368,840
Realized (gain) loss on marketable securities	406,346	(106,865)
Unrealized (gain) loss on marketable securities	(270,339)	1,255,522
Other non-cash settlement	-	(20,000)
Change in fair value of derivative liabilities	(13,490,071)	-
Stock-based compensation	155,104	43,340
Changes in operating assets and liabilities
Accounts receivable	(8,813,521)	2,353,566
Accounts receivable - related parties	-	488,646
Inventories	(86,604)	205,471
Other receivables	154,654	63,170
Other receivables - related parties	(241,956)	(317,303)
Advances to suppliers and other assets	(273,373)	1,602,693
Accounts payable	(3,926,015)	3,171,180
Customer deposit	(1,026,480)	4,100,600
Other payables	725,041	194,283
Other payables - related parties	712,114	(58,580)
Accrued liabilities	3,338,193	682,145
Liabilities assumed from reorganization	(95,384)	(1,164,323)
Taxes payable	(6,308,625)	5,107,831
Net cash provided by operating activities	8,484,399	41,078,364

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used in acquisition	-	(8,581,970)
Proceeds from sale of marketable securities	531,750	167,623
Purchase of equipment	(76,977)	(130,814)
Purchase of land use right	(16,975,633)	-
Net cash used in investing activities	(16,520,860)	(8,545,161)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	(4,186,572)	4,149,305
Proceeds from bank loans	2,199,600	2,196,750
Payments for bank loans	(2,199,600)	(2,782,550)
Proceeds from notes payable	19,173,180	7,009,097
Principal payments on notes payable	(14,986,608)	(9,161,912)
Net cash provided by financing activities	-	1,410,690

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	134,826	198,836

INCREASE (DECREASE) IN CASH	(7,901,635)	34,142,729

CASH, beginning	104,366,117	48,195,798

CASH, ending	$96,464,482	$82,338,527

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for Interest	$393,111	$1,130,837
Cash paid for Income taxes	$2,631,495	$4,883,039

Non-cash investing and financing activities:
Common stock issued to acquire Hongrui	$-	$2,597,132
Common stock issued for stock based compensation	$20,000	-
Common stock issued to offset related party payable	$20,000	-
Common stock issued for interest payment	$673,929	$-
Common stock issued for convertible notes conversion	$7,610,000	$-
Marketable securities used to settle for
liabilities assumed from reorganization	$1,133,807	$-
Derivative liability reclassified to equity upon conversion	$6,287,408	$-

RECONCILIATION OF NON-GAAP NET INCOME AND DILUTED EPS

	For Three Months Ended March 31		For Nine Months Ended March 31
	2010	2009	2010	2009

Net Income	$15,184,265	$8,855,848	$22,664,082	$17,388,546
Loss from discontinued operations	36,000	103,008	200,769	1,693,830
Unrealized loss (gain) on trading securities, net	(4,592)	(204,134)	(270,339)	1,255,522
Loss (gain) in fair value of derivative liabilities	(11,624,079)	-	(13,490,071)	-
Amortization of debt discount and debt issuance costs related to convertible debentures	4,060,333	1,203,365	12,080,920	3,189,752

Adjusted Net Income	$7,651,927	$9,958,087	$21,185,361	$23,527,650

Diluted Weighted Average Number of Shares**	15,235,811	14,632,762	15,234,156	14,305,589

Adjusted Diluted Earnings per Share	$0.50	$0.68	$1.39	$1.64

** Including outstanding options and warrants using treasury method of calculation plus the number of shares if converted from the convertible debt

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